OHIO EDISON SYSTEM

              EXECUTIVE DEFERRED COMPENSATION PLAN


















                           EFFECTIVE:
           September 29, 1985 for Ohio Edison Company
        September 28, 1985 for Pennsylvania Power Company





                      Amended and Restated
                      as of January 1, 1996






                        OHIO EDISON SYSTEM
              EXECUTIVE DEFERRED COMPENSATION PLAN

                            ARTICLE I

                PURPOSE; EFFECTIVE DATE; COMPANY
                --------------------------------

     1.1  Purpose.  The purpose of this Executive Deferred
          -------
Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for retirement, death, disability or other separation of employment for key executives of the Ohio Edison System. It is intended that the Plan will aid in retaining and attracting personnel of exceptional ability by providing such individuals with these benefits.

     1.2  Effective Date.  The Plan shall be effective the pay
          --------------
period beginning September 29, 1985, for Ohio Edison Company and
September 28, 1985, for Pennsylvania Power Company.

     1.3  Company.  The Plan is adopted for the benefit of selected
          -------
employees of Ohio Edison Company and its wholly-owned subsidiary Pennsylvania Power Company (collectively, the "Company"). Actions by the Company with respect to the Plan shall be taken by the Chief Executive Officer of Ohio Edison Company (the "Chief Executive Officer") or other officers appointed by the Chief Executive Officer to approve or take such action. The Board of Directors of the Ohio Edison Company (the "Board") or the Compensation Committee of the Board (the "Compensation Committee") may make the Plan applicable to other corporations or other entities affiliated with or subsidiary to the Company.

     1.4  Committee. "Committee" means the Administrative Committee
          ---------
that shall administer this Plan as provided in Article VII. The Committee shall consist of three or more individuals appointed by the Chief Executive Officer with at least one member being an employee of Pennsylvania Power Company.

                           ARTICLE II

             PARTICIPATION AND DEFERRAL COMMITMENTS
             --------------------------------------

     2.1  Eligibility and Participation.
          -----------------------------
          (a)  Eligibility.  The Chief Executive
               -----------
               Officer may designate any key
               executive as eligible to participate
               in the Plan.

                              - 2 -
          (b)  Participation.  An individual who
               -------------
               becomes eligible to participate in
               the Plan during a Deferral Period
               may elect to participate in the Plan
               by filing with the Committee a
               Participation Agreement in a form
               prescribed by the Committee during
               the period of November 15 through
               December 15 of the calendar year
               preceding the next following
               Deferral Period.

           (c) "Deferral Period" means a single
                ---------------
               calendar year inclusive of all pay
               periods paid in such calendar year
               for which a Participant has  made a
               Salary or Annual Incentive Award
               Deferral Commitment.

           (d) "Participant" means any eligible
               individual who has elected to make
               deferrals under this Plan.

     2.2  Form of Deferral; Minimum Deferral.  A Participant may
          ----------------------------------
elect in the Participation Agreement the following Deferral
Commitment:

          (a)  Salary Deferral Commitment.  A
               --------------------------
               Participant may elect to defer a
               percentage of base salary for the
               Deferral Period.  The amount to be
               deferred must not be less than 1
               percent nor more than 25 percent of
               base salary.  The commitment must be
               in increments of at least 1 percent
               of base salary.

          (b)  Ohio Edison System Savings Plan
               -------------------------------
               Exception.  In addition to the
               ---------
               deferral permitted under (a) above,
               any Participant that is eligible to
               participate in the Ohio Edison
               System Savings Plan (the "Savings
               Plan") may elect to defer under this
               Plan that portion of base salary
               which could be deferred under the
               terms of the Savings Plan but for
               limits of the provisions of Sections
               401(a)(17), 401(k)(3), 402(g)(1) and
                              - 3-
               (5) of the Internal Revenue Code of
               1986, as amended, which preclude
               such deferral under the Savings
               Plan.

          (c)  Deferral Commitment for Annual
               ------------------------------
               Incentive Award from Executive
               ------------------------------
               Incentive Compensation Plan.
               ---------------------------
               Commencing with the 1995 Deferral
               Period, any Participant may elect to
               defer a percentage of his or her
               Annual Incentive Award payable the
               following calendar year. The amount
               to be deferred must not be less than
               1 percent nor more than 100 percent
               of such award, less any taxes
               required to be withheld and
               applicable deductions.  The
               commitment must be in increments of
               at least one percent.

          (d)  Period of the Commitment.  Once a
               ------------------------
               Participant has made a Deferral
               Commitment, that Commitment shall
               remain in effect for that Deferral
               Period.  It shall also remain in
               effect unless revoked or amended in
               writing by the Participant and
               delivered to the Committee no later
               than the period of November 15
               through December 15 of the year
               preceding a subsequent Deferral
               Period.

     2.3  Modification of Deferral Commitment.  A Deferral
          -----------------------------------
Commitment shall be irrevocable, except that the Committee may permit a Participant to reduce or waive the remainder of the Deferral Commitment for a calendar year upon a finding, based upon uniform standards established by the Committee, that the Participant has suffered an unforeseen and sudden financial emergency. If the Committee grants a waiver in the Deferral Commitment, the Participant may not make any further deferrals under the Plan unless the Participant files a new
Deferral Commitment in writing and delivers it to the Committee during the period November 15 through December 15 to be effective for the following calendar year.

     2.4  Vesting of Retirement Account.  A Participant shall be
          -----------------------------
100 percent vested in all amounts credited to such Participant's
Retirement Account.
                              - 4 -

                           ARTICLE III

                        RETIREMENT ACCOUNT

     3.1  Elective Deferred Compensation.  The amount of salary
          ------------------------------
and Annual Incentive Award that a Participant elects to defer shall be withheld and credited to the Participant's Retirement Account. Any withholding of taxes or other amounts with respect to deferred compensation which is required by state, federal or local law shall be withheld to the extent possible from the Participant's nondeferred compensation, if any.

     3.2  Type of Account.  For a Participant in the active employ
          ---------------
of the Company on or after January 1, 1996, a Retirement Account only shall be maintained solely for recordkeeping purposes. The deferred salary and deferred Annual Incentive Award shall be credited to such Account. For any participant who separated employment from the Company prior to January 1, 1996, with a vested "Separation Account" (as that term was defined under the Plan in effect at the time of such separation ("Prior Plan")) such Prior Plan and any references in this Plan to "Retirement Account" shall, for such Participants, mean "Separation Account."

     3.3  Interest.  The Retirement Account shall be
          --------
credited with Interest as follows:

          (a)  Retirement Account Interest.  The
               ---------------------------
               interest rate credited to a
               Retirement Account shall be the
               greater of:

               (i)  The annual equivalent of the
                    average of the Moody's Average
                    Corporate Bond Yield Index for
                    the 12 months of November
                    through October preceding the
                    Deferral Period as published by
                    Moody's Investors Service, Inc.
                    (or any successor thereto), or,
                    if such index is no longer
                    published, a substantially
                    similar index selected by the
                    Committee, plus two percentage
                    points, or

               (ii) The annual equivalent of a 10
                    percent annual yield.



                              - 5 -
          (b)  "Member of Senior Management" means
                ---------------------------
               a Participant who is designated as a
               Member of Senior Management by the
               Chief Executive Officer in his or
               her sole discretion.

          (c)  Retirement Account Interest; Senior
               -----------------------------------
               Management Participants.
               -----------------------
               The interest rate credited to a
               Retirement Account for a Participant
               who is designated as a Member of
               Senior Management (as defined in
               3.3(b)) on January 1 of each year
               shall be the greater of:

               (i)  The annual equivalent of the
                    average of the Moody's Average
                    Corporate Bond Yield Index for
                    the 12 months of November
                    through October preceding the
                    Deferral Period as published
                    by Moody's Investors Service,
                    Inc. (or any successor
                    thereto), or, if such index is
                    no longer published, a
                    substantially similar index
                    selected by the Committee, plus
                    four percentage points, or

               (ii) The annual equivalent of a 12
                    percent annual yield.

     3.4  Determination of Account.  Determination Dates shall be
          ------------------------
specified by the Committee. Each Participant's Retirement Account as of each Determination Date shall consist of the balance as of the immediately preceding Determination Date, plus the Participant's elective deferred compensation and interest credited, minus the amount of any distributions made, since the immediately preceding Determination Date. Interest credited shall be calculated as of each Determination Date based upon the average daily balance of the account since the preceding Determination Date.

      3.5  Statement of Account.  The Committee shall submit to
           --------------------
each Participant, after the close of each calendar year and at such other times as determined by the Committee, a statement setting forth the balance to the credit of the Retirement Account maintained for a Participant.

                              - 6 -

                           ARTICLE IV

                  SUPPLEMENTAL PENSION BENEFIT
                  ----------------------------

     4.1  Eligibility.  For purposes of this Article IV only,
          -----------
effective January 1, 1996, a Participant means any employee who is eligible to participate in this Plan according to Section
2.1(a), irrespective of whether or not such employee has elected to participate in this Plan in accordance with Section 2.1(b).

     4.2  Purpose.  The Company maintains a tax-qualified defined
          -------
benefit pension plan known as the Ohio Edison System Pension Plan ("Pension Plan"). Benefits under the Pension Plan are based on the employee's non-deferred base salary earnings and are subject to limitations imposed by the Internal Revenue Code ("the Code"). It is intended that the benefit provided by this Article IV supplement a Participant's (or his or her Surviving Spouse or Provisional Payee as designated under the Pension Plan) reduction in his or her retirement income or vested pension benefit, as appropriate, from the Pension Plan as a result of

       a)  electing deferrals under this Plan, or

       b)  limitations imposed by Sections 401(a)(17) and Section
           415 of the Code on Pension Plan earnings, or

       c)  the exclusion of Annual Incentive Awards from Pension
           Plan earnings.

     4.3  Supplemental Pension Benefit.  At the time a Participant
          ----------------------------
separates employment for any reason and is entitled to a benefit under the Pension Plan, the Company shall pay to the Participant, his or her Surviving Spouse or Provisional Payee as designated by the Participant under the Pension Plan, a supplemental pension benefit from its general assets equal to the amount of the benefit that would have been payable under the Pension Plan, calculated without regard to the Participant's deferrals under the Plan, the limitations imposed by Sections 401(a)(17) and Section 415 of the Code on the Participant's Pension Plan earnings after January 1, 1996, or the exclusion of Annual Incentive Awards after January 1, 1996, from the Participant's Pension Plan earnings, less the benefit actually payable under the Pension Plan. Such supplemental pension benefit shall be nonforfeitable upon the date the Participant separates employment.





                              - 7 -

     4.5  Payment of Supplemental Pension Benefit.  The
          ---------------------------------------
supplemental pension benefit provided for in Section 4.3 shall be paid in the same form and manner over the same period as payments under the Pension Plan.

                            ARTICLE V

                          PLAN BENEFITS
                          -------------

     5.1  Separation of Employment Benefit.  The Company shall pay
          --------------------------------
a Plan benefit equal to the amount of the Participant's Retirement Account to each Participant who separates employment for any other reason other than death.

     5.2  Death Benefit.  Upon the death of a Participant, either
          -------------
before or after separation of employment, the Company shall pay to the Participant's Beneficiary an amount equal to the Participant's Retirement Account balance.

     5.3  Form of Benefit Payment.
          -----------------------

        (a)    Retirement Benefit.  For a Participant who
               ------------------
               at the time of separation of employment is age 55 or over and is entitled to a benefit under the Pension Plan, the Retirement
               Account balance shall be paid as elected by the Participant in the Participation
               Agreement. However, the Participant may amend such election up to 90 days prior to the date of Retirement. Forms of benefit payment shall be:


               (i)  A lump sum payment;and/or

               (ii) Monthly installments of
                    principal and interest over a
                    period of up to 180 months.
                    The amount of the installment
                    shall be redetermined January 1
                    of each year based upon the
                    then current rate of Interest
                    on Retirement Accounts, the
                    remaining Retirement Account
                    balance, and the remaining
                    number of payment periods.


                              - 8 -
               (iii) A Participant may irrevocably
                     elect at least 90 days prior to
                     the date of Retirement to defer
                     commencement of payment of the
                     Retirement Account to a later
                     date.  Payments from the
                     Retirement Account must
                     commence, however, no later than
                     the first day of the month
                     following the Participant's 70th
                     birthday.

        (b)    Disability Benefit.  If a participant
               ------------------
               separates employment at any age by reason of disability, the Retirement Account balance shall be paid as elected by the Participant in the Participation Agreement.
               "Disabled" means a disability such that a Participant would be entitled to receive a monthly disability pension payment under the Pension Plan. For the purposes of this provision, such a Participant need not have completed ten years of Eligibility Service, as defined by the Pension Plan, with the Company. However, the Participant may amend such election any time prior to Disability.
               Forms of benefit payments shall be the same as in Section 5.3(a) (i) and/or (ii).

        (c)    Separation of Employment Benefit for Reasons Other
               -------------------------------------------------
               than Retirement, Disability or Death.
               ------------------------------------

               (i)  For a Participant who at the time of
                    separation from employment is under age 55 or who is not entitled to a benefit under the Pension Plan, the Retirement Account balance shall be paid in a lump sum following separation from employment.

        (d)    Death Benefits.
               --------------

               (i) If a Participant dies prior to separation of employment, the Retirement Account balance shall be paid to the Beneficiary as elected by the Participant in the Participation Agreement or Form of Benefit Payout, whichever is on file and controlling. The Participant may amend such election any time prior to death. Form of benefit payments shall be the same as in 5.3(a) (i) and/or (ii).

               (ii) If a Participant dies after separation of
                    employment due to Retirement or Disability, the Retirement Account balance shall continue to be paid to the Beneficiary in the form and manner elected by the Participant in the Participation Agreement or Form of Benefit Payout, whichever is on file and controlling. However, if the Participant elected to defer commencement of retirement benefits to a later date (pursuant to 5.3(a)(iii)) and dies prior to commencement of retirement benefit payments, the election to defer commencement of retirement benefit payments will become null and void and payments will commence immediately to the Beneficiary in the form and manner elected by the Participant.

          (e)  Participant Call Provision.  Notwithstanding the
               --------------------------
               foregoing in Section 5.3 (a), (b), (c) and (d) above, a Participant (or the Participant's Beneficiary in case of the death of the Participant) at any time may request an accelerated distribution of his or her Retirement Account, subject to a 10% penalty. Such request must be made in writing in a form and manner specified by the Committee. The Company will distribute to the Participant or Beneficiary 90% of his or her Retirement Account balance as a lump sum within 63 days after the end of the month the Committee receives the request. Such distribution shall completely discharge the Committee and the Company from all liability with respect to the Participant's or Beneficiary's Retirement Account. Further, if the Participant is in the active employ of the Company, the Participant may not resume any further deferrals into the Plan until January 1 of the second calendar year following the calendar year in which the Participant receives such distribution.

          (f)  Inservice Withdrawal Provision.  Notwithstanding
               ------------------------------
               the foregoing in Section 5.3 (a), (b), (c) and (d) above, a Participant who is in the active employ of the Company may request to withdraw a portion of his or her deferred salary and/or deferred Annual Incentive Awards credited to his or her Retirement Account for five or more calendar years, including interest credited on such amounts. Such request must be made in writing in a form and manner specified by the Committee and must specify the amount to be withdrawn and the future date or dates to be paid which must be the first of a month in the second calendar year following the calendar year in which the request is made. The request will be irrevocable after December 31, of the calendar year in which it is made unless, prior to payment, the Participant separates employment or dies at which time the request will become null and void and the Participant's Retirement Account balance shall be paid as elected by the Participant in the Participation Agreement pursuant to Section
               5.3 (a), (b), (c) or (d).


     5.4  Withholding; Payroll Taxes.  The Company shall withhold
          --------------------------
from payments made hereunder to the Participant or any Beneficiary, any amounts required by applicable law to be withheld. All Plan administration expenses incurred by the Company or Committee shall be borne by the Company.

     5.5  Commencement of Payments.  Payment shall commence at the
          ------------------------
discretion of the Committee, but not later than 63 days after the end of the month in which the Participant retires (or the later date if the Participant elects to defer commencement of payment under Section 5.3 (a) (iii)), dies, becomes disabled or otherwise separates employment with the Company. All payments shall be made as of the first day of the month.

     5.6 Full Payment of Benefits.  Notwithstanding any other
         ------------------------
provision of this Plan, all benefits shall be paid no later than 180 months following the date the Participant reaches age 70 or termination of service, whichever is later.

     5.7  Payment to Guardian.  If a Plan benefit is payable to a
          -------------------
minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor or incompetent person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

                           ARTICLE VI

                     BENEFICIARY DESIGNATION
                     -----------------------

     6.1  Beneficiary Designation.  Each Participant shall have
          -----------------------
the right, at any time, to designate one or more persons as the Participant's primary or contingent Beneficiary(ies) to whom benefits under this Plan, except benefits payable pursuant to
Article IV, shall be paid in the event of the Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Unless stated otherwise in writing in the form provided by the Committee, the payments hereunder shall be paid in equal shares to surviving beneficiaries if more than one Beneficiary has been chosen. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant's compensation is community property, any Beneficiary designation shall be valid or effective only as permitted under applicable law.

     6.2  Amendments.  Any Beneficiary designation may be changed
          ----------
by a Participant without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee.

     6.3  No Beneficiary Designation or Death of Beneficiary.  In
          --------------------------------------------------
the absence of an effective Beneficiary designation, or if all designated Beneficiaries predecease the Participant, the Participant's designated Beneficiary shall be the person in the first of the following classes in which there is a survivor:

          (a)  The surviving spouse;

          (b)  The Participant's estate;

In the event of the death of a Beneficiary after payments commence but prior to the Beneficiary receiving all benefit payments hereunder, the remaining balance of the Beneficiary's portion of the Retirement Account shall be paid in a lump sum to the estate of the Beneficiary.

     6.4  Effect of Payment.  Payment to the Beneficiary (or to the
          -----------------
Beneficiary's estate) shall completely discharge the Company's obligations under this Plan.

                           ARTICLE VII

                         ADMINISTRATION
                         --------------

     7.1  Committee; Duties.  This Plan shall be administered by
          -----------------
the Committee appointed in Section 1.4. Members of the Committee may be Participants under this Plan. However, no member of the Committee may participate in a review of his or her own claim under
Article VIII. The Committee shall administer the Plan and will have the power and the duty to take all action and to make all decisions necessary or proper to carry out the Plan. The determination of the Committee as to any question involving the general administration and interpretation of the Plan shall be final, conclusive, and binding except as otherwise provided in
Article VIII. A majority vote of the Committee members shall control any decision. Any discretionary actions to be taken under the Plan by the Committee with respect to the classification of Employees, Participants, contributions or benefits shall be uniform in nature and applicable to all persons similarly situated.
Without limiting the generality of the foregoing, the Committee shall have the following discretionary authority, powers and duties:

          (a)  To require any person to furnish such
               information as it may request for the
               purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

          (b) To make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the Plan;

          (c) To interpret the Plan and to resolve ambiguities, inconsistencies and omissions;

          (d) To decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan; and

          (e) To determine the amount of benefits which will be payable to any person in accordance with the provisions of the Plan.


      7.2  Agents.  In the administration of this Plan, the
           ------
Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel, who may be counsel to the Company.

      7.3  Indemnity of Committee.  The Company shall indemnify and
           ----------------------
hold harmless the members of the Committee and the Compensation Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of intentional misconduct.


                          ARTICLE VIII

                        CLAIMS PROCEDURE
                        ----------------

      8.1  Claim.  Any person claiming a benefit, requesting an
           -----
interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within 63 days after the end of the month in which the request was received. Payment of a claimed benefit shall also constitute a written response.


      8.2  Denial of Claim.  If the claim or request is denied, the
           ---------------
written notice of denial shall state:

          (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

          (b) A description of any additional material or information required and an explanation of why it is necessary.

          (c) An explanation of the Plan's claim review procedure.

          For purposes of this Section 8.2, the failure by the Committee to deliver within the 63-day period notice of a written denial of claim shall constitute a written response of denial, unless the failure to correspond was the result of clerical or administrative error.


     8.3  Review of Claim.  Any person whose claim or request is
          ---------------
denied or who has not received a response within 63 days after the end of the month in which the request was received, may request further review by notice given in writing to the Compensation Committee. The Compensation Committee may, but shall not be required to, grant the claimant a hearing. On review, the claimant
                             - 14 -

may have a representative examine pertinent documents and submit issues and comments in writing.

     8.4  Final Decision.  The decision on review shall normally
          --------------
be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                           ARTICLE IX

                AMENDMENT AND TERMINATION OF PLAN
                ---------------------------------

     9.1  Right to Amend.  The Plan may be amended any time by
          --------------
action of the Board or the Compensation Committee or by a writing executed on behalf of the Board or Compensation Committee by the Company's duly elected officers, except that:

          (a) no amendment shall be effective to decrease or restrict any Participant's Retirement Account balance or Supplemental Pension Benefit accrued to that date, and

          (b) no amendment shall be effective to restrict the right of a Participant to elect to receive a lump sum form of benefit payment of his or her Retirement Account upon retirement, death, disability or separation of employment, and

          (c) no amendment to the definition of Retirement Account Interest in Section 3.3(a) and (c) shall decrease the interest rate credited to the Retirement Account balance of any Participant below the Moody's Average Corporate Bond Yield Index less one (1) percent,else the Retirement Account balance will be paid to all Participants within 60 days of such amendment. Such amendment shall be effective on the first day of the calendar year following such amendment, provided that all Participants are notified of such amendments no later than November 15 of the year in which such amendment occurs.

     9.2  Right to Terminate.  The Board or the Compensation
          ------------------
Committee of the Board may at any time terminate the Plan if, in its sole judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Company. Such termination shall not adversely effect any Plan Participant's Retirement Account balance or accrued Supplemental Pension Benefit. The Company shall pay the Retirement Account balance to all Participants within 60 days after the effective date of the Plan termination.


                            ARTICLE X

                          MISCELLANEOUS
                          -------------

    10.1  Unfunded Plan.  This Plan is intended to be an unfunded
          -------------
plan for federal income tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended, maintained primarily to provide deferred compensation benefits for a select group of management employees or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with the Company, have the ability to materially affect the Company's profitability and operations.

      10.2  Unsecured General Creditor.  Participants and their
            --------------------------
Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of Company. Any and all Company's assets shall be, and remain, the general, unpledged, unrestricted assets of Company. Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of Company to pay money in the future.

      10.3  Obligations to Company.  If a Participant becomes
            ----------------------
entitled to a benefit under the Plan and the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owing to it or an affiliate against the amount of benefits otherwise distributable to the Participant or Beneficiary. Such determination shall be made by the Committee.

      10.4  Nonassignability.  Neither a Participant nor any other
            ----------------
person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be assignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      10.5  Not a Contract of Employment.  The terms and conditions
           ----------------------------
of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and neither the Participant nor the Participant's Beneficiary shall have any rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of Company to discipline or discharge him or her at any time.

      10.6  Protective Provisions.  A Participant will cooperate
            ---------------------
with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder.


      10.7  Captions.  The captions of the articles, sections and
            --------
paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

      10.8  Governing Law.  The provisions of this Plan shall be
            -------------
construed, administered, and enforced according to and governed by the laws (other than conflict of law provisions) of the state of Ohio, except to the extent such laws are superseded by ERISA.

      10.9  Validity.  In case any provision of this Plan shall be
            --------
held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     10.10  Notice.  Any notice or filing required or permitted to
            ------
be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to any member of the Committee, or to the Statutory Agent of Ohio Edison Company. Notice to the Committee may be given to any member of the Committee and if mailed shall be addressed to the principal executive offices of Ohio Edison Company. Notice mailed to the Participant shall be sent to the address set out in the

Participant's most recent Participation Agreement or such other address as is given to the Committee by notice. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     10.11  Successors.  The provisions of this Plan shall bind and
            ----------
inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.


            IN WITNESS WHEREOF, and pursuant to resolution of the Board, the Company has caused this instrument to be executed by its duly authorized officers effective as of September 29, 1985, as amended and restated as of December 19, 1989, and as amended and restated as of January 1, 1996.

                 FOR THE COMPANY

                By: /s/ W. R. Holland             Date 11/1/95
                    ---------------------------       ---------
                     W. R. Holland
                     President and Chief Executive Officer of Ohio
                      Edison Company
                     Chairman of the Board, Pennsylvania Power
                      Company

          Witness: /s/ J. A. Gill
                   ----------------------------
                   J. A. Gill
                   Vice President, Administration